EXHIBIT 10.(III) C

SEVERANCE AND RETENTION BONUS PLAN - Certain management employees are eligible to participate in a plan providing an opportunity to receive a bonus based on their average annual compensation if the unification of Cenex Harvest States and Farmland takes place prior to 12/31/00. The plan requires continued employment through the date of unification. The plan also provides a severance arrangement based on their average annual compensation if employment is terminated under certain circumstances, within two years after the unification.